UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2015

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On August 24, 2015, Monogram Residential Trust, Inc. (which may be referred to herein as the “Company,” “Registrant,” “we,” “our” or “us”) announced that Daniel Swanstrom, II has been appointed to serve as Executive Vice President and Chief Financial Officer-Elect of the Company effective as of October 26, 2015, and as Chief Financial Officer effective after the Company files its Quarterly Report on Form 10-Q for the period ended September 30, 2015, with the Securities and Exchange Commission (“SEC”).

Mr. Swanstrom, age 38, has served in a variety of capacities at Morgan Stanley since 2006, most recently as Executive Director in the Real Estate Investment Banking Division. During his nine-year tenure at Morgan Stanley, Mr. Swanstrom has managed the execution of public and private capital raises and mergers and acquisitions in excess of $25 billion.

From 2002 to 2004, Mr. Swanstrom was at AEW Capital Management, a real estate investment manager, most recently as an Assistant Vice President. From 1999 to 2002, Mr. Swanstrom was in the Assurance and Advisory Services Group at Deloitte & Touche LLP, most recently as a senior accountant.  Mr. Swanstrom received a Bachelor of Science degree in Accounting from Boston College and a Masters of Business Administration degree from the University of North Carolina at Chapel Hill.  Mr. Swanstrom is also a certified public accountant (inactive).

Appointment of Separate Chief Accounting Officer

In connection with the foregoing, effective October 26, 2015, Howard S. Garfield will serve as Senior Vice President — Planning, Chief Accounting Officer, Treasurer and Assistant Secretary of the Company.  Mr. Garfield will also remain Chief Financial Officer until the Company files its Quarterly Report on Form 10-Q for the period ending September 30, 2015, with the SEC.

Executive Compensation

Mr. Swanstrom’s annualized compensation for 2015 will include (a) a base salary of $325,000 (which will be paid on a pro rata basis to reflect his employment commencing October 26, 2015); (b) a target cash incentive compensation of $162,500; and (c) a target long-term incentive award (which will be subject to the Company’s Second Amended and Restated Incentive Award Plan) of 90% of his 2015 base salary plus 2015 target cash incentive compensation.  Because Mr. Swanstrom will commence employment in late October 2015, his cash incentive compensation and long-term incentive award will be determined by the compensation committee of the board of directors in its discretion taking into account the short performance period and other relevant factors.  Mr. Swanstrom will also receive a housing allowance of $6,500 per month for six months commencing on November 1, 2015, and will receive a one-time award of a number of restricted stock units (“RSUs”), equal to $150,000 in value divided by the closing price of our shares of common stock on October 26, 2015, the date Mr. Swanstrom commences his employment with us. The RSUs will be issued pursuant to our standard employee RSU award agreement with a three-year vesting schedule.

Effective November 1, 2015, Mr. Garfield’s annualized compensation for the remainder of 2015 will include a base salary of $275,000 with target cash incentive compensation of 50% of his base salary and a target long-term incentive award (subject to the terms of the Company’s Second Amended and Restated Incentive Award Plan) of 70% of his 2015 base salary plus target 2015 cash incentive compensation.

Swanstrom Severance Agreement

On August 21, 2015, we and Monogram Residential OP LP, the Company’s operating partnership (the “OP”), entered into a severance agreement with Mr. Swanstrom that will be effective October 26, 2015 (the “Severance Agreement”) in our standard form, which is substantially the same as those entered into with our other executive officers and disclosed on our Current Report on Form 8-K filed with the SEC on December 16, 2014.

Specifically with respect to Mr. Swanstrom, if his employment is terminated by the Company without “cause” or by Mr. Swanstrom for “good reason,” we will pay Mr. Swanstrom (i) a “Pro-Rated Bonus” equal to the pro rata portion of any cash incentive compensation which would have been earned by him during such year of termination had he remained employed the entire year and (ii) an amount equal to the product of (1) a “Severance Multiple,” equal to 2.25, and (2) the sum of (a) his annual base salary plus (b) the average of the annual cash incentive compensation received by Mr. Swanstrom each year during the last three years of his employment with the Company (provided that for 2015 the annual cash incentive compensation received by Mr. Swanstrom shall be deemed to be 100% of his annual base salary).

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Severance Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ending September 30, 2015.

Amendment to Garfield Severance Agreement

On August 21, 2015, we and the OP amended our severance agreement with Mr. Garfield that will be effective October 26, 2015 (the “Amendment”), to provide that the following will not permit Mr. Garfield to resign for “good reason” as defined in his severance agreement dated December 15, 2014: the appointment of Mr. Swanstrom, the new title, role and responsibilities for Mr. Garfield, and the new base pay for Mr. Garfield (described above).  In return, we agreed to immediately vest all outstanding RSUs that Mr. Garfield has received to date. However, as a condition of such immediate vesting, and for a period of one year following the date of such accelerated vesting, Mr. Garfield is generally precluded from selling, transferring, or otherwise disposing in any manner any of the shares of stock transferred in settlement of such vested RSUs, and that for an additional one year period, Mr. Garfield is generally precluded from selling, transferring, or otherwise disposing in any manner of one-half of the shares of stock transferred to Mr. Garfield in settlement of such vested RSUs.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amendment, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ending September 30, 2015.

Item 7.01.                                        Regulation FD.

On August 24, 2015, the Company issued a press release in connection with the foregoing events.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated August 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

August 24, 2015	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 24, 2015